UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2005

UNITED DOMINION REALTY TRUST, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-10524	54-0857512

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:       (720) 283-6120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure.

       Beginning December 5, 2005, the materials included in Exhibit 99.1 of this report will be used by United Dominion Realty Trust, Inc. in connection with investor conferences in New York City, including the Wachovia Securities Real Estate Securities Conference on December 7, 2005.

ITEM 8.01 Other Events.
     On December 2, 2005, Christopher D. Genry, our Executive Vice President—Corporate Strategy and Chief Financial Officer, adopted a pre-arranged trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934 and our policies regarding stock transactions by directors, officers and employees. Under the plan, Mr. Genry will exercise certain employee stock options for up to 87,500 shares and sell the underlying shares over a twelve-month period beginning on December 16, 2005. Shares will be sold under the plan on the open market at prevailing market prices, subject to minimum price thresholds as set forth in the plan.
     The pre-arranged stock trading plan was adopted in order to allow Mr. Genry to sell his shares of common stock acquired upon exercise of vested stock options over time as part of his long-term strategy for asset diversification and liquidity. Should all 87,500 shares be sold, Mr. Genry currently still owns 310,410 equivalent shares of the company. The transactions under the plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission.
     Rule 10b5-1 allows persons who are not aware of material, non-public information to adopt written, pre-arranged trading plans. Individuals may use these plans to diversify their investment portfolios over time. Mr. Genry, as well as other officers and directors of the company, may adopt similar plans in the future. We do not undertake to report Rule 10b5-1 plans that may be adopted by any of our officers or directors in the future, or to report any modifications or termination of any publicly announced plan, except to the extent required by law.

ITEM 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description
99.1	Presentation Materials

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED DOMINION REALTY TRUST, INC.

Date: December 5, 2005	/s/ Scott A. Shanaberger

Scott A. Shanaberger
Senior Vice President and
Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description
99.1	Presentation Materials